Exhibit 10.14

(English Translation)

Agreement on Use of the International Fare Management System

Party A: Beijing Yulian Century Technology Development Co., Ltd.	Party B: Suzhou Journey World Commercial Service Co., Ltd.
Address:	Address:
Telephone:	Telephone:

Based on principles of mutual benefits and through friendly negotiations, the parties hereby agree as follows on the use by Party B of International Ticket Auto Calculating System (“ITACS”) developed by Party A:

1.

System Definition

a.

ITACS system provided by Party B to Party A refers to the entire system other than server, which includes data input, data testing, automatic fare search and combination computing system, flight fees and taxes search system, database connection, website interface, and search engine, etc.

b.

Party B shall be responsible for system server and connections to TravelSky.

2.

System Usage Fees

a.

Party B’s term of use of the ITACS system provided by Party A shall be 3 years, commencing as of the date of payment upon execution of this agreement. The parties may agree on extension of the term of use upon expiry of the initial 3 year term based on actual situation.

b.

The usage fees for Party B’s use of the ITAC system provided by Party A shall be RMB30,000 Yuan per month, and the total usage fees for the 3-year term shall be RMB1,080,000 Yuan. Effective as of the date hereof, Party B shall pay the usage fee for the first month no later than upon its use of the system delivered by Party A, and shall pay the usage fees for each month later before the 20th day of each month.

3.

Party A’s Rights and Obligations

a.

Upon effectiveness of this agreement, Party A has the right to modify the ITACS system so as to modify or enhance the functions thereof, without prejudice to the existing functions of the ITACS system.

b.

Party A has the sole right to determine the modification to the ITACS system, and Party B shall not force Party A to modify the system; however, Party B may discuss with Party A on adding or change of functions of the platform. Party A shall study on Party B’s proposal and analyze the feasibility thereof, and shall be entitled to fees charges for the customized changes per Party B’s request.

c.

Party A shall provide a detailed system functions manual before the system is put into use, and accept Party B’s functionality testing. If there is any functional or logical error occurring in the testing, the parties shall analyze the causes thereof, and Party A shall make improvement accordingly upon the determination of the causes of error.

d.

Party A shall guarantee that all functions of the ITACS system run well without major functional or operational error.

e.

Party A shall resolve the technical problems occurring during the use of the system within 2 business days upon its receipt of Party B’s notice.

f.

Party A shall be responsible to provide input training for Party B’s data entry personnel and necessary technology support.

g.

Party A shall not terminate the cooperation with Party B unilaterally during the term thereof.

4.

Party B’s Rights and Obligations

a.

Party B has the right to make a comprehensive test on the ITACS system before it is put into use. If there is any functional or logical error occurring in the test, Party B shall have the right to request Party A to make improvement immediately upon the parties determine that the error occurred is caused by problems of the system.

b.

Party B shall have the right to use the ITACS system provided by Party A for commercial purposes (such as website connections and quotation search applications manually operated by staffs); Party A shall not intervene with such use.

c.

Party B shall have the right to make suggestions to Party A on improvement to the system and customized functions per Party B’s demands, the fees of which shall be negotiated and determined by the parties.

d.

Party B shall be solely responsible for the subsequent data input, and the costs in connection with taking training courses provided by Party A, including accommodation and transportation fees, shall be borne by Party B.

e.

Party B may terminate the cooperation with Party A unilaterally by giving 3 month written notice to Party A in advance, and the parties shall negotiate and agree on the termination upon receipt of such notice. If the cooperation between the parties is terminated prior to the expiry of the agreement, Party B shall not be liable for any use fee thereafter.

5.

Confidentiality

Party B undertakes to keep the cooperation with Party A confidential during the cooperation term, and shall not disclose said cooperation to its employees other than the management. Party B undertakes not to disclose any information related to Party A’s company or employees and the system. If Party A discovers with certainty of any breach of this Article by Party B, Party A shall have the right to terminate its cooperation with Party B immediately.

6.

Liability for Breach

In the event of any breach of rights and obligations of the parties as stated above during the cooperation, upon it is aware of such breach, either party shall immediately give written notice to the breaching party requiring discontinuance of such breach, and may terminate the agreement as necessary. The non-breaching party may claim against the breaching party for losses so incurred.

7.

Miscellaneous

a.

The term of this agreement shall be three years, commencing as of the date of execution.

b.

Any dispute arising out of this agreement or in connection with the cooperation shall be settled through friendly negotiation, failing which either party may submit such dispute to Beijing Arbitration Commission, the arbitration award issued by which shall be final.

c.

This agreement shall be executed in 2 counterparts with the same legal effect, 1 of which shall be retained by each party.

d.

The IFM Development Memorandum of Understanding attached to this agreement shall come into effect upon the execution of this agreement.

e.

Other matters not set out herein shall be negotiated by the parties and agreed in writing, which shall be an attachment hereto. Attachments hereto shall have the same legal effect of this agreement.

Party A: Beijing Yulian Century Technology Development Co., Ltd.	Party B: Suzhou Journey World Commercial Service Co., Ltd.
Signed By:	Signed By:
Corporate Seal: [corporate seal]	Corporate Seal: [corporate seal]
Date: July 21, 2008	Date: July 21, 2008

Memorandum of Understanding

International Fare Management System (IFM) Development

Party A: Beijing Yulian Century Technology Development Co., Ltd.	Party B: Suzhou Journey World Commercial Service Co., Ltd.
Project Manager:	Project Manager:
Telephone:	Telephone:

On the premise of the parties’ mutual intent to develop IFM and institute system application, the parties enter into this Memorandum of Understanding to memorialize the parties’ understanding and cooperation regarding the development and application of the system.

With respect to the development of the SHA472IFM system, the parties agree as follows:

1.

Party A is a leading enterprise in international ticket processing system, its project leader is also an expert in this field. Party A wishes to support Party B and provide to Party B core advice and practical guidance in respect of system development such as programming, logic algorithms, system architecture.

2.

Party B is a leader in its industry, and wishes to fully commit itself to the development of the IFM system. Party B will pay any consultancy fees in respect of Party A’s advisory work and practical guidance as may be agreed by the parties. The fee schedule shall be provided for in a separate payment agreement to be entered into by the parties.

3.

Upon the signing hereof, Party B will first make its existing IFM system available to Party A for evaluation, upon the completion of which Party A will provide to Party B comprehensive evaluation report and results, which shall form the basis for detailed implementation plan to be agreed upon by the parties.

4.

Within 2 months after the end of first phase licensed use of the system, Party A will provide constructive advice in respect of the technical skills and understanding of the IFM system of Party B’s personnel who participated in the development of the IFM system and other personnel, including the reasonableness of personnel arrangement, technical skills of the team, any essential attributes of the development team that are lacking.

5.

Concurrently, the parties’ respective business teams will work with each other to evaluate and finalize any business requirements. Project advisor, technical team and business team will together organize, draft and finalize the system’s functionality, efficiency, staged testing and acceptance.

6.

As a goal of the development, Party B wishes to complete the development and application launch of the SHA472IFM system within two quarters of the development conditions being substantially satisfied. With Party A’s assiduous advisory work, Party B wishes to improve technical capabilities of its technical team and broaden the horizon of its international business, and together with Party A build an innovative international business sales model through mutual efforts.

7.

On the premise of the parties’ mutual goals, Party A may make extensive comments and suggestions in respect of areas of technical, business, and operational structure, which comments and suggestions may be directed at the highest-level executive personnel of Party B.

8.

On the premise of the parties’ mutual goals, Party A and Party B may mutually agree on practicable development progress and phases, application areas, advanced and basic application models. Party B will make its core architectural technology available to Party A’s project manager during the development stage so as to benefit from his comments and suggestions.

9.

On the premise of the parties’ mutual goals, concurrently with the system development Party A will provide comprehensive guidance to the relevant Party B departments on the future application and operation of the SHA472IFM system, such as fare management logics, fare entry logics, seasonal modification logics, e-ticket application management, fare change techniques and risk avoidance techniques. Training of relevant personnel may be arranged in the city where the system will be put into use – Shanghai.

Party A: Beijing Yulian Century Technology Development Co., Ltd.	Party B: Suzhou Journey World Commercial Service Co., Ltd.
[corporate seal]	[corporate seal]
Date:	Date: